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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported)              DECEMBER 17, 1996


                               ICHOR CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                         33-82092                   25-1741849
(State or other                    (Commission               (I.R.S.Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)

300 OXFORD DRIVE, MONROEVILLE, PENNSYLVANIA                         15146
 (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (412) 856-6100


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

     On December 17, 1996 the registrant executed and delivered a Purchase Agreement, dated as of December 13, 1996, by and between the registrant and Logan International Corp., a Washington corporation ("Logan"). Logan is an affiliate of the registrant's then controlling shareholder, Drummond Financial Corporation. Pursuant to the Purchase Agreement, the registrant purchased all of the outstanding capital stock of 501164 B.C. Ltd., a British Columbia corporation ("B.C."), and assumed the liabilities of B.C. under a certain promissory note due from B.C. to Logan having an outstanding balance of $3,281,694. In exchange for these assets, the registrant issued to Logan: (i) a promissory note in the amount of $1,425,000, maturing December 16, 1999, bearing interest at the rate of 8% per annum (the "Promissory Note") and (ii) 2,500,000 shares of the registrant's common stock. The Promissory Note is secured by a pledge by the registrant of the shares of each of its operating subsidiaries.

     At the time of the purchase, B.C. had no assets other than a loan to Enviropur Waste Refining and Technology, Inc. ("Enviropur"). As of September 30, 1996, the principal and accrued interest due to B.C. by Enviropur exceeded $5,200,000. Enviropur has filed for protection under Chapter 11 of the United States Bankruptcy Code. After the closing of the Purchase Agreement on December 17, 1996, the registrant caused B.C. to assign a portion of its interest in the Enviropur loan to a newly formed subsidiary of the registrant known as B.C. Ventures Ltd., now known as Ortek, Inc. ("Ortek"). On December 20, 1996, Ortek was the successful bidder for certain assets of Enviropur, including a waste oil refining facility in McCook, Illinois, sold at an auction by the bankruptcy court.

     As a result of the issuance of the registrant's common stock to Logan, Logan has become the controlling shareholder of the registrant, holding approximately 50.3% of the issued and outstanding capital stock of the registrant. Management of the registrant is not aware of any plans by Logan to change the composition of the board of directors or management of the registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     See Item 1 above for a description of the acquisition by the registrant of certain assets and business of Enviropur at auction from the bankruptcy court.

ITEM 3. FINANCIAL STATEMENTS AND EXHIBITS.

     It is impracticable at this time for the registrant to provide the required financial statements and pro forma financial statements with respect to the acquisition of assets described at Item 2. Such statements will be filed as an amendment to this Form 8-K not less than 60 days after the date this Form 8-K is filed.

Exhibits

     The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:

 (2)(a) Purchase Agreement, dated as of December 13, 1996 by and between ICHOR Corporation and Logan International Corp.

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 (2)(b)  Order of Court of The Honorable Jack B. Schmeitterer of the United
         States Bankruptcy Court of the North District of Illinois, Eastern Division approving the sale of Assets of Enviropur Waste Refining and Technology, Inc. to B.C. Ventures, Ltd.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ICHOR CORPORATION
                                      (Registrant)

Date: JANUARY 2, 1997                 By: /s/ JOHN M. MUSACCHIO
                                         ----------------------------
                                      Title: President

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